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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Report on Form 8-K of Res-Care, Inc. to our report, dated February 20, 1998, on the consolidated financial statements of Normal Life, Inc. and Subsidiaries for the years ended December 31, 1997 and 1996. We also consent to the references to us under the heading "Experts" in the Report.


                                                       ESKEW & GRESHAM, PSC


                                                       /s/ Eskew & Gresham, PSC



March 27, 1998